Exhibit 15.3

PRC LEGAL OPINION ON CRYPTOCURRENCY

MINING AND RELATED BUSINESS OF

BIT MINING LIMITED

April 9, 2021

上海市浦东新区杨高南路729号陆家嘴世纪金融广场1号楼40层

40/F, Building No.1 of Lujiazui Century Financial Plaza, 729 South Yanggao Road, Pudong District, Shanghai

电话(Tel): +86-21-6106 0889 传真(Fax): +86-21-6106 0890 网址(Website): www.junzejun.com

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Table of Contents

I.	Introduction	1
II.	Assumptions and Qualifications	1
III.	Definitions	4
IV.	Documents and Facts	5
1.	Documents	5
2.	Facts	6
V.	Legal Issues	9
1.	Legal Issues Related to Mining Operations	9
2.	Legal Issues Related to Miner Hosting Business	9
3.	Legal Issues Related to Mining Pool Business	9
VI.	Opinion and Discussions	10
1.	Legal Issues Related to Mining Operations	10
2.	Legal Issues Related to Miner Hosting Business	14
3.	Legal Issues Related to Mining Pool Business	17
VII.	Other Legal and Compliance Risks	20
VIII.	Conclusions	23
Exhibit 1 Excerpts of relevant PRC Laws		24
Exhibit 2 Shareholding structure showing that the Company indirectly holds 100% shares of E-Sun Sky Computer and E-Sun Sky Computer controls Shenzhen E-Sun Sky Network through contractual arrangements		27
Exhibit 3 Shareholding structure showing Loto Interactive controls Ganzi Changhe, Sichuan Lecai and Chengdu Yilaike through contractual arrangements		28
Exhibit 4 Copies of IDC VAS Licenses held by Sichuan Lecai, Ganzi Changhe and Chengdu Yilaike		29
Exhibit 5 Owners and operators of Daxing Data Center, Huangjinping Data Center and Changheba Data Center		32

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PRC LEGAL OPINION ON

CRYPTOCURRENCY MINING AND RELATED BUSINESS OF

BIT MINING LIMITED

I.	Introduction

We are qualified lawyers of the People’s Republic of China (“PRC” or “China”, for the purpose of this opinion only, PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and administrative regulations of the PRC effective as at the date hereof (the “PRC Laws”).

We act as the PRC counsel to BIT Mining Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, and have been requested by the Company to render this opinion in connection with the cryptocurrency mining and related business, consisting of: (i) the mining operations of the Company; (ii) the miner hosting operations of Loto Interactive Limited (HKEX: 08198; “Loto Interactive”) in which the Company currently owns 54.2% equity interest; and (iii) the mining pool business operated under BTC.com (including the cryptocurrency wallet of BTC.com), which the Company expects to acquire from Bitdeer Technologies Holding Company (“Bitdeer”).

For the purposes of this opinion, we have reviewed copies of certain documents as we deemed necessary or appropriate to render this opinion which were provided to us by the Company (collectively, the “Documents”), and we have made investigation of the applicable laws, regulations, rules and government decrees of the PRC promulgated and publicly available as of the date of this opinion.

II.	Assumptions and Qualifications

In issuing this legal opinion, we have assumed without independent investigation and inquiry that (collectively, the “Assumptions”):

(1)

All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)

Each of the parties to the Documents is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation (where applicable); each of them has full power and authority or legal capacity to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization;

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(3)

The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

(4)	The laws of any country or region other than China which may be applicable to the execution, delivery, performance or enforcement of any of the Documents are complied with;

(5)

The correctness of all facts stated in the Documents and the completeness, truth and accuracy of the statements and information (oral or otherwise) provided or made to us by the Company, its employees, representatives, agents and their professional advisers and that there are no material omissions in respect thereof;

(6)	Except for those Documents specifically identified in this legal opinion, no material documents or information have been withheld from us, whether deliberately or inadvertently;

(7)

All the government approval authorities mentioned in the Documents have the power, right or due authorization to approve the relevant matters on which it has delivered the approvals, permits, licenses or certificates, as the case may be; and

(8)	None of the governmental and regulatory approvals and licenses which have been submitted to us for our review have been cancelled, revoked, suspended, varied or amended.

Our opinion is subject to the following additional qualifications:

(1)

Our opinion is subject to the restrictions of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) any judicial or administrative actions affecting creditors’ rights generally.

(2)

Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent or coercionary; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

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(3)	No independent search, investigation or other verification action has been conducted by us with any governmental authorities for the purpose of issuing our opinion.

(4)	Our opinion is limited to the PRC Laws on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC.

(5)

The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(6)

This opinion is issued based on our understanding of the current PRC Laws.  For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, which may be different from our opinion. Under relevant PRC Laws, foreign investment is restricted in certain businesses. The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts, are subject to the discretion of competent PRC legislative, administrative and judicial authorities.

(7)	We may rely, as to matters of fact (but not as to legal conclusions), to the extent reasonable, on certificates and confirmations of PRC government authorities or responsible officers of the Company.

(8)	This opinion is intended to be used in the context which is specifically referred to herein.

(9)

As used in this opinion, the expression “to our knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with this legal opinion. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company and the PRC Companies or the rendering of this opinion.

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(10)

The opinion expressed herein is solely for the benefit of the Company solely for the purpose of and in connection with its Annual Report of 2020 on the date of this opinion and without our prior written consent, neither our opinion nor this opinion letter may be disclosed to or relied upon by any other person.

(11)

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressed stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

(12)

This opinion will not opine on the issue of using the “variable interest entity” structure, or the VIE structure, by certain subsidiaries of Loto Interactive to operate internet data centers in China. A separate opinion will be issued upon the request of the Company.

III.	Definitions

Based on common understanding of the cryptocurrency industry, the following terms, which are not defined in the PRC Laws, shall have the following meaning:

“Mining” refers to the process by which new blocks are created, and thus new transactions are added to the blockchain. The mining process generally rewards “miners” that verify transactions in the blockchain with cryptocurrencies.

“Miners” refers to, as the case may be, mining machines or individuals or entities who operate mining machines to verify blocks to collect transaction fees and rewards in the form of cryptocurrencies for their services.

“Mining operations” or “mining business” refers to the operation of mining machines to mine cryptocurrencies for the purpose of collecting transaction fees and rewards in the form of cryptocurrencies. For the purpose of this opinion, “mining operations” will only cover the process of producing cryptocurrencies through mining, not any follow-up sale of such cryptocurrencies (either through cryptocurrency exchanges or in peer-to-peer transactions).

“Miner hosting operations” or “miner hosting business” refers to the services provided for mining of cryptocurrencies as described in the first sub-section of “B11 Internet Data Center Business” of the Catalogue of Classes of Telecommunication Business (See Exhibit 1 “Excerpts of Relevant PRC Laws”). In miner hosting operations, customers lease the hardware and software facilities and use the water and electricity resources provided by the internet data centers to mine cryptocurrencies. For avoidance of doubts, miner hosting business does not include mining business.

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“Mining farm” refers to an internet data center which provides hosting services to miners.

“Mining pool” refers to the pooling of resources by miners, who share their processing power over a network and split rewards according to the amount of work they contributed to the probability of placing a block on the blockchain.

“Mining pool business” refers to the provision of mining pool services to miners in return for certain percentage of cryptocurrencies mined by the pooled hash rate capacity as service fees. For avoidance of doubts, mining pool business does not include miner hosting business.

“Wallet”, for the purpose of this opinion, refers to a software to store public and private keys for cryptocurrencies.

IV.	Documents and Facts

Based on our review of the Documents and discussions with the Company, we have learned the following key information:

(i)	E-Sun Sky Computer (Shenzhen) Co., Ltd. (“E-Sun Sky Computer”), a wholly-owned PRC subsidiary of the Company, purchased mining equipment and engages in mining operations;

(ii)

Loto Interactive currently runs three big data centers in Sichuan Province, China to provide miner hosting services, through three controlled entities of Loto Interactive, i.e., Sichuan Lecai Yuntian Network Technology Co., Ltd. (“Sichuan Lecai”), Ganzi Changhe Hydropower Consumption Service Co., Ltd., (“Ganzi Changhe”) and Chengdu Yilaike Technology Co., Ltd. (“Chengdu Yilaike”, together with Sichuan Lecai and Ganzi Changhe, the “Three Loto Entities”); and

(iii)	The Company expects to acquire from Bitdeer the mining pool business operated under BTC.com (including the cryptocurrency wallet of BTC.com).

1.	Documents

For the purpose of this opinion, we have reviewed the following Documents:

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1.1	Documents related to mining operations

We have reviewed the following documents in connection with the mining operations:

(1)	the brief description of the business of E-Sun Sky Computer;

(2)	the mining machine purchase agreements of E-Sun Sky Computer;

(3)	the miner hosting agreements of E-Sun Sky Computer; and

(4)

the draft Cloud Service Agreement (the “Cloud Service Agreement”) to be entered into between E-Sun Sky Computer and an affiliated entity of the Company registered outside of China (the “Offshore Entity”).

1.2	Documents related to miner hosting operations

We have reviewed the following documents concerning the Three Loto Entities in connection with the miner hosting operations:

(1)	the shareholding structure;

(2)	the brief descriptions of their business;

(3)	the Value-added Telecommunications Service Licenses;

(4)	the land use agreements; and

(5)	the electricity use agreements.

1.3	Documents related to mining pool business

We have reviewed the following documents in connection with the mining pool business:

(1)	The Share Exchange Agreement between the Company and Blockchain Alliance Technologies Holding Company;

(2)	the description of the mining pool business of Bitdeer; and

(3)	the terms of service for users of BTC.com.

2.	Facts

For the purpose of this opinion, we have learned of the following facts:

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2.1	Facts related to mining operations

Fact I:

The Company is a company registered in Cayman Islands and listed on New York Stock Exchange. The Company holds 100% shares of Fine Brand Limited, a company registered in British Virgin Islands. Fine Brand Limited holds 100% shares of 500wan HK Limited, a company registered in Hong Kong Special Administrative Region. 500wan HK Limited holds 100% shares of E-Sun Sky Computer. E-Sun Sky Computer controls Shenzhen E-Sun Network Co., Ltd. (“E-Sun Network”) through contractual arrangements. E-Sun Network holds 100% shares of Shenzhen E-Sun Sky Network Technology Co., Ltd. (See Exhibit 2)

Fact II:

E-Sun Sky Computer engages in mining operations. E-Sun Sky Computer purchases big data computing, analysis and storage equipment (i.e. mining machines) and places them in big data service centers (i.e. mining farms) operated by the Three Loto Entities or third parties with necessary qualifications and licenses. E-Sun Sky Computer is expected to sign the Cloud Service Agreement with the Offshore Entity, under which E-Sun Sky Computer will offer big data computing, analysis and storage capacities generated by its mining machines to the Offshore Entity in exchange for service fees. The Offshore Entity will produce and receive big data products (i.e. cryptocurrencies) to be sold outside of China.

2.2	Facts related to miner hosting operations

Fact III:

The Company owns 54.2% equity interest in Loto Interactive. Loto Interactive holds 100% shares of Brighten Express Limited, a company registered in Hong Kong Special Administrative Region. Brighten Express Limited holds 100% shares of Loto Interactive Information Technology (Shenzhen) Limited (“Loto Interactive (Shenzhen)”), a company registered in Shenzhen, China. Loto Interactive (Shenzhen) controls Zhejiang Skying Huancai Information Technology Co., Ltd. (“Zhejiang Skying”) through contractual arrangements.

Subsidiaries of Zhejiang Skying include: (i) Sichuan Lecai, 100% owned by Zhejiang Skying; (ii) Ganzi Changhe, 31% owned by Zhejiang Skying and 20% owned by Loto Interactive (Shenzhen)1; (iii) Chengdu Skying Interactive Information Technology Co., Ltd. (“Chengdu Skying”), 100% owned by Zhejiang Skying. Chengdu Skying holds 100% shares of Chengdu Yilaike. (See Exhibit 3)

1 Loto Interactive made a public announcement announcing that the transaction to acquire the remaining 49% shares of Ganzi Changhe by Loto Interactive (Shenzhen) was completed on March 31, 2021. However, the National Enterprise Credit Information Publicity System (the official system showing basic company registration information) does not show the shareholding structure of Ganzi Changhe as a result of such transaction, as of the date of this opinion.

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Fact IV:

Sichuan Lecai holds a Value-added Telecommunications Service License (a “VAS License”) (license No.: B1-20193694), and its licensed business (services) type is “Internet Data Center Business (excluding Internet Resource Collaboration Service)”. Chengdu Yilaike holds a VAS License (license No.: B1-20194505), and its licensed business (services) type is “Internet Data Center Business (excluding Internet Resource Collaboration Service)”. Ganzi Changhe holds a VAS License (license No.: Chuan B1-20200324), and its licensed business (services) type is “Internet Data Center Business (only for Internet Resource Collaboration Service)”. (See Exhibit 4)

Fact V:

The three data centers operated by the Three Loto Entities are: (a) Huangjinping Data Center, the assets of which are owned by Loto Interactive (Shenzhen) and which is operated by Sichuan Lecai; Changheba Data Center, the assets of which are owned by Ganzi Changhe and which is operated by Ganzi Changhe; Daxing Data Center, the assets of which are owned by Chengdu Skying and which is operated by Chengdu Yilaike. (See Exhibit 5)

Fact VI:

The current business model of Sichuan Lecai, Ganzi Changhe and Chengdu Yilaike is to use internet data centers to provide hosting services for customers to place their mining machines in internet data centers to mine cryptocurrencies. The services provided by the Three Loto Entities are the services described in the first sub-section of “B11 Internet Data Center Business” of the Catalogue of Classes of Telecommunication Business. Essentially, customers lease the hardware and software facilities and use the water and electricity resources provided by the internet data centers to mine cryptocurrencies. The Three Loto Entities charge service fee based on the type of mining machine and actual running time of the machines.

2.3	Facts related to mining pool business

Facts VII:

The Company has entered into the Share Exchange Agreement with Blockchain Alliance Technologies Holding Company, a company registered in Cayman Islands to acquire the entire mining pool business operated by Bitdeer, including the domain name BTC.com and BTC.com wallet, which are operated through the website BTC.com and BTC.com Pool APP. Users may view real-time information of the BTC.com mining pool and manage their mining activities by accessing the website BTC.com and BTC.com Pool APP.

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V.	Legal Issues

The Company requests us to provide PRC legal opinions on the mining operations, miner hosting business and mining pool business described in Part IV above. For the purpose of this opinion, we set forth below a summary of the legal issues concerning the mining-related business to be discussed and opined upon.

1.	Legal Issues Related to Mining Operations

Issue A: Whether the PRC Laws prohibit Chinese companies from engaging in cryptocurrency mining operations.

Issue B: Whether any government approvals or permits are required for Chinese companies to engage in cryptocurrency mining operations; What are those approvals or permits, if any?

Issue C: Whether the cloud service arrangement between E-Sun Sky Computer and the Offshore Entity as outlined under the Cloud Service Agreement is in compliance with PRC Laws.

2.	Legal Issues Related to Miner Hosting Business

Issue D: Whether the PRC Laws prohibit Chinese companies from engaging in cryptocurrency miner hosting operations.

Issue E: Whether any government approvals or permits are required for Chinese companies to engage in cryptocurrency miner hosting operations; What are those approvals or permits, if any?

Issue F: Whether the Three Loto Entities hold the necessary telecom licenses to conduct miner hosting business.

3.	Legal Issues Related to Mining Pool Business

Issue G: Whether the PRC Laws prohibit Chinese companies from engaging in cryptocurrency mining pool operations.

Issue H: Whether the PRC Laws prohibit Chinese companies from engaging in cryptocurrency wallet operations.

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VI.	Opinion and Discussions

1.	Legal Issues Related to Mining Operations

With respect to Issue A, our opinion is that the PRC Laws do not prohibit Chinese companies from engaging in mining operations. However, the Company should closely monitor policy adjustments applicable to the relevant industries and comply with regulatory changes.

(1)	The PRC Laws do not prohibit cryptocurrencies, cryptocurrency mining or cryptocurrency mining operations.

The legislative framework and judicial practice in China generally protect cryptocurrencies produced by mining. E-Sun Sky Computer may engage in mining operations.

(i)	Cryptocurrency is a kind of property or commodity and protected by the PRC Laws.

The Circular of the People’s Bank of China, the Ministry of Industry and Information Technology, the China Banking Regulatory Commission, the China Securities Regulatory Commission, and the China Insurance Regulatory Commission on Guarding against Bitcoin Risks (the “2013 Circular”) issued on December 3, 2013 provides that: “Judged from its nature, bitcoin should be regarded as a specific virtual commodity”.

Article 127 of the Civil Code of the PRC, which took effect on January 1, 2021, established the principle of protecting network virtual properties. This has been widely considered as the legal foundation to protect network virtual properties.

In judicial practice, many courts in China have treated cryptocurrencies as commodities2 and ruled for the protection of cryptocurrencies as property.

2 In a ruling issued by the Hangzhou Internet Court in 2019 on a case of dispute over a sales contract, the court held that: “Bitcoin does not possess the legal status of being compulsorily used and accepted and cannot and should not be circulated in market as a currency. However, it is obtained by legal labor, it is disposable, exchangeable and exclusive, and has the property of virtual commodity. Therefore, the transaction of ‘mining machines’ that are specially used for calculation and producing bitcoin does not violate the mandatory provisions of laws and administrative regulations, and as such the sales contract is valid.” This case reconfirms that bitcoin does not have the property of fiat currency but is a kind of virtual commodity.

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(ii)	The PRC Laws do not prohibit cryptocurrency mining operations.

The National Development and Reform Commission of China, which is the central government agency guiding industry policies, once listed “cryptocurrency ‘mining’ activities (i.e. the production process for cryptocurrencies such as bitcoin)” as an industry to be eliminated, in the Guidance Catalogue of Industry Structural Adjustment (Draft for Comment) issued on April 8, 2019. However, in the final version of the catalogue, i.e. the Guidance Catalogue of Industry Structural Adjustment (2019 Edition) (the “2019 Guidance Catalogue”) promulgated on October 30, 2019, which is currently effective, cryptocurrency mining is not listed as an industry to be eliminated. This legislative adjustment suggests the “non-prohibition” position taken by the Chinese government on cryptocurrency mining. In addition, we are not aware of any Chinese government agency or local government announcing that mining is placed in a regulatory sandbox and subject to any pre-approval requirements.

(2)

However, the Company should be fully aware that the central government or local governments may, based on environmental policies, adjustment of industry policies and perception of financial risks, issue new policies or implement new measures from time to time which may have a material adverse effect on cryptocurrency and mining operations.

(i)On January 2, 2018, China’s Leading Special Task Team for Remediation of Internet Financial Risks promulgated the Circular (Zhengzhiban Letter [2018] No.2) (the “2018 Circular”). The 2018 Circular pointed out that: “there are some so-called mining enterprises that produce virtual currencies, which consume large amounts of resources while fueling speculation on virtual currencies.” The 2018 Circular requested the provinces to actively guide the enterprises in their respective jurisdictions to exit “mining” operations in order. It was reported3 that on April 29, 2020, the Office of the Leading Team of Financial Work of Sichuan Province issued the “Notice on Guiding Enterprises to Exit Cryptocurrency ‘Mining’ Activities in Order”. However, this notice is not publicly available. Based on the aforesaid circulars and the relevant news reports, the mining enterprises that are targets of government crackdowns are often those (i) consume large amounts of energy and enjoy local preferential policies in terms of electricity prices, land and tax incentives, disguised as “big data companies”, or (ii) conduct operations illegally (e.g. failure to comply with business registration requirements, failure to pay social insurance for employees, or using electricity without permission, etc.)4.

3 https://www.jinse.com/news/blockchain/684140.html; last visited on April 7, 2021.

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At the beginning of 2021, which is the first year of the “14th Five-Year Plan” of China, the National Development and Reform Commission of China publicly emphasized the need to improve the dual control system for energy consumption, to solidly promote working towards carbon peaking and carbon neutrality, and to accelerate the elimination of outdated and inefficient excess production capacity5. On March 9, 2021, the Inner Mongolia Development and Reform Commission, the Department of Industry and Information Technology of Inner Mongolia Autonomous Region and the Energy Administration of Inner Mongolia Autonomous Region jointly published the Certain Safeguard Measures to Ensure Achievement of the “14th Five-Year Plan” Goals on Dual Control of Energy Consumption (the “Inner Mongolia Notice”). The Inner Mongolia Notice mandates that the elimination of outdated and inefficient excess production capacity should be accelerated, the construction scale of data centers should be reasonably and orderly controlled, and new cryptocurrency mining projects should be strictly prohibited. The Inner Mongolia Notice further orders that, cryptocurrency mining projects in Inner Mongolia should be completely cleaned up and shut down by the end of April 2021. Based on our no-name consultations with the Inner Mongolia Development and Reform Commission, the measures listed in the notice are in the process of being implemented by local governments in Inner Mongolia, and mining enterprises have been gradually closed down. Further, according to the official that we consulted with, if a mining enterprise is still in operation, the officials of the relevant local government will be held personally liable.

We understand that, so far, local governments have often cracked down on mining enterprises that consume huge amounts of energy, create serious pollutions or conduct operations in violation of laws and regulations. However, the Inner Mongolia Notice does not differentiate mining enterprises that operate legally and illegally and orders that all mining enterprises in Inner Mongolia be closed down. To the date of this opinion, no other provinces (including Sichuan Province, in which province all three mining farms of the Company reside) have issued notices or orders similar to the Inner Mongolia Notice. However, the Inner Mongolia Notice may signal that the policies of the central government and local governments on mining operations may be changed.

4 According to the Circular Regarding Removal of “Mining” Enterprises that Use Electricity Without Permission issued by Economic and Information Technology Commission of Xinjiang Uygur Autonomous Region on July 20, 2018, the “mining” enterprises illegal using electricity that should be removed include those that: (i) fail to comply with business registration or tax registration requirements, or fail to pay social insurances (including pension, medical insurance, unemployment insurance, employment injury insurance, and maternity insurance) etc., or (ii) use electricity without signing power supply contracts with local power supply companies.

5 http://www.chinanews.com/cj/2021/02-03/9404011.shtml; last visited on April 7, 2021.

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(ii)

Although mining operations do not fall under the industries that should be restricted or eliminated in the 2019 Guidance Catalogue, the 2019 Guidance Catalogue does contain a catch-all clause which, if interpreted broadly, could be used by the government to restrict or even eliminate mining operations. Such catch-all provision provides that, if any process, technology, products or equipment is not in compliance with (a) the Law of the People’s Republic of China on Prevention and Control of Atmospheric Pollution, the Law of the People’s Republic of China on Prevention and Control of Water Pollution, the Law of the People’s Republic of China on Prevention and Control of Environmental Pollution Caused by Solid Wastes, the Energy Conservation Law of the People’s Republic of China, the Work Safety Law of the People’s Republic of China, the Product Quality Law of the People’s Republic of China, the Land Administration Law of the People’s Republic of China, the Law of the People’s Republic of China on Prevention & Control of Occupational Diseases or other laws and regulations, (b) national mandatory standards for safety, environmental protection, energy consumption and quality, or (c) the requirements of international environmental conventions or other requirements, they should be restricted or eliminated. In addition, the Inner Mongolia Notice has also listed the closing down of mining operations as one of the “implementation principles” for the “elimination of outdated and inefficient excess production capacity”. It seems possible that the central government or local governments may in the future reply upon this catch-all provision in the 2019 Guidance Catalogue to list mining operations as a restricted or eliminated industry.

With respect to Issue B, we are of the opinion that the production of cryptocurrencies by way of mining does not require any government approval or permit from a commodity production perspective. However, the Company should place its mining machines in licensed internet data centers that provide mining hosting services.

(1)

As discussed above, cryptocurrency is kind of commodity. Under the PRC Laws, the production of special types of commodities such as military products, medical equipment, precious metals and dangerous chemicals may require government approval or permit. The Chinese government has never listed cryptocurrency as a special type of commodity that is subject to production approval or permit requirement.

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(2)	Also, the PRC Laws do not require any approval or permit for any company to engage in cryptocurrency mining operations.

(3)

As mining operations rely upon significant and stable supply of electricity and internet data centers in China often have access to such electricity supply, the Company should place its mining machines in internet data centers providing mining hosting services which possess the necessary licenses.

With respect to Issue C, we are of the opinion that the cloud service arrangement between E-Sun Sky Computer and the Offshore Entity as outlined under the Cloud Service Agreement does not violate the PRC Laws.

(1)

As stated in Fact II, E-Sun Sky Computer is expected to sign the Cloud Service Agreement with the Offshore Entity, under which E-Sun Sky Computer will offer big data computing, analysis and storage capacities generated by its mining machines to the Offshore Entity in exchange for service fees. The Offshore Entity will produce and receive cryptocurrencies to be sold outside of China. We think that this business arrangement is not prohibited by the PRC Laws. However, as this type of cross-border cloud service is not common in China, it is advisable that other issues related to this business model such as foreign exchange, tax and accounting be researched and analyzed by experts in the respective areas.

(2)

In addition, the transactions between E-Sun Sky Computer and the Offshore Entity under the Cloud Service Agreement will constitute related-party transactions under the PRC Laws and as such should be conducted on such basis as if they are not related parties. E-Sun Sky Computer generally should charge service fees for providing cloud services to the Offshore Entity. The amount of the service fees should reflect the fair market value of the services.

2.	Legal Issues Related to Miner Hosting Business

With respect to Issue D, we are of the opinion that the PRC Laws do not prohibit Chinese companies from engaging in miner hosting operations in China. However, the Company should closely monitor policy adjustments applicable to the relevant industries and comply with regulatory changes.

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(1)	The PRC Laws do not prohibit miner hosting operations.

Companies engaged in miner hosting operations provide hosting and relevant services to mining machines owned by third parties and their mining activities. As discussed in Section 1, Part VI above, the PRC Laws do not prohibit cryptocurrencies or mining operations. The PRC laws do not prohibit miner hosting operations either. The Three Loto Entities may engage in miner hosting operations in China as long as they hold the necessary licenses, as further discussed below.

(2)

However, the Company should be fully aware that the central government or local governments may, based on environmental policies, adjustment of industry policies and perception of financial risks, issue new policies or implement new measures from time to time which may have a material adverse effect on miner hosting operations.

As discussed above, so far, local governments have often cracked down on mining enterprises that consume huge amounts of energy, create serious pollutions or conduct operations in violation of laws and regulations. However, the Inner Mongolia Notice does not differentiate mining enterprises that operate legally and illegally and ordered that all mining enterprises in Inner Mongolia be closed down. To the date of this opinion, no other provinces (including Sichuan Province in which province all three mining farms of the Company reside) have issued notices or orders similar to the Inner Mongolia Notice. However, the Inner Mongolia Notice may signal that the policies of the central government and local governments on mining operations may be changed.

With respect to Issue E, we are of the opinion that a company engaged in miner hosting business should hold a VAS license for internet data center and a business license setting forth corresponding business scope.

As stated in Fact VI, miner hosting business is essentially the provision of hosting and relevant services for customers’ mining machines and mining activities. We think that miner hosting services fall under the first sub-section of “B11 Internet Data Center Business” of the Catalogue of Classes of Telecommunication Business, i.e. “(i) the placement, agency maintenance, system configuration and management services provided for customers’ servers or other internet/network-related equipment in the form of outsource lease, by utilizing corresponding computer room facilities; (ii) the lease of database systems, servers and other equipment and the storage space of such equipment; (iii) the lease of communication lines and export bandwidth on an agency basis, and (iv) other application services”. As required by the relevant PRC Laws, a company engaged in internet data center business should hold a VAS license for internet data center issued by the telecom authorities in China (an “IDC VAS license”). Therefore, to engage in miner hosting business, a company should hold an IDC VAS license. In addition, under the PRC Laws, such a company should also have a business license setting forth corresponding business scope.

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With respect to Issue F, we are of the opinion that, based on the scope of services provided by the Three Lotto Entities, each of them holds the necessary IDC VAS license and a business license with corresponding business scope and as such may engage in miner hosting business, subject to the discussions below:

(1)

We confirm that each of Sichuan Lecai and Chengdu Yilaike holds an IDC VAS license (excluding internet resources collaboration services) and may engage in miner hosting operations. According to the Notice on Regulating Business Activities in the Cloud Services Market (Draft for Comment), the term “cloud services” generally refers to the internet resource collaboration services under the internet data center (IDC) services category. This means that Sichuan Lecai and Chendu Yilaike should not provide cloud services.

(2)	Ganzi Changhe holds an IDC VAS license (only limited to internet resources collaboration services). Thus, Ganzi Changhe may provide cloud services on the basis of this license.

(3)

Although we are of the view that a company engaged in miner hosting business should obtain an IDC VAS license, the PRC Laws do not specify which type of license is required for such business or whether the IDC VAS license is the only license required for such business. The Ministry of Industry and Information Technology, which is the telecom authority in China, has never officially confirmed that companies holding IDC VAS licenses may engage in miner hosting services. However, based on our understating of the classification of telecom businesses in China, the IDC VAS license is the telecom license most closely related to miner hosting operations. In addition, from a practical perspective, a company with the IDC VAS license may lawfully obtain stable production conditions such as electricity and land necessary to carry out miner hosting operations.

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(4)

Additionally, we need to remind the Company that the IDC VAS license held by a company should not be borrowed or used by another company (including a company affiliated to the license holder). Article 18 of the Administrative Measures for Telecommunications Business Operating License provides that: “Upon approval by the issuing authorities, a telecommunications business operator may authorize a company in which it holds not less than 51% of shares (include direct holding and indirect holding) which satisfy the criteria for undertaking of telecommunications business, to operate the telecommunications business for which it has obtained approval.” In practice, however, a subsidiary may not carry out telecom business based on the strength of the telecom license held by its parent company. Therefore, each of Sichuan Lecai, Chengdu Yilaike and Ganzi Changhe may engage in miner hosting operations based on its own IDC VAS license, and no parent or subsidiary of those companies may engage in such operations based on the IDC VAS licenses held by the Three Loto Entities.

3.	Legal Issues Related to Mining Pool Business

With respect to Issue G, we are of the opinion that the PRC Laws do not prohibit Chinese companies from engaging in mining pool business in China. However, based on our understanding of the mining pool business of Bitdeer operated under BTC.com, such business should be carried out by an entity or entities registered outside of China.

(1)	The PRC Laws do not prohibit mining pool business.

Mining pool business is the services of pooling of resources by miners, who share their processing power over a network and split rewards according to the amount of work they contributed to the probability of placing a block on the blockchain. As discussed above in Section 1, Part VI above, the PRC Laws do not prohibit cryptocurrencies or mining operations. The PRC Laws do not prohibit mining pool business either. The Company may engage in mining pool operations through its subsidiaries.

(2)	However, from a compliance perspective, the mining pool business to be purchased by the Company from Bitdeer should be carried out by an entity or entities registered outside of China.

As stated in Fact VII, the Company expects to acquire the entire mining pool business operated by Bitdeer, including the domain name BTC.com and BTC.com wallet, which are operated through the website BTC.com and BTC.com Pool APP. Users may view real-time information of the BTC.com mining pool and manage their mining activities by accessing the website BTC.com and BTC.com Pool APP. The entity operating the mining pool distributes cryptocurrency rewards to the miners according to the amount of work the miners contributed to the probability of placing a block on the blockchain and charges a fee in the form of cryptocurrency in return.

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According to the 2013 Circular, bitcoin should be regarded as a specific virtual commodity, and it does not possess the status that a legal currency has, and cannot and should not be circulated in market as a currency.

According to the Announcement of the People’s Bank of China, the Office of the Central Cyberspace Security and Informatization Leading Group, the Ministry of Industry and Information Technology, the State Administration for Industry and Commerce, the China Banking Regulatory Commission, the China Securities Regulatory Commission and the China Insurance Regulatory Commission on Preventing Token Fundraising Risks issued on September 4, 2017 (the “2017 Announcement”), all so-called token trading platforms should not (i) engage in any exchange between any fiat currency and tokens or between “virtual currencies”, (ii) trade tokens or “virtual currencies” or trade them as central counterparties, or (iii) provide pricing, information agency or other services for tokens or “virtual currencies”. The 2017 Announcement further emphasizes that, the token or “cryptocurrencies” that are distributed during token fundraising are not issued by the monetary authority, which have no legal attributes like the legally repayable attribute and the mandatory attribute, have no equal legal standing as fiat currency, and cannot be circulated in the monetary market.

The entity providing mining pool services to miners will distribute cryptocurrencies mined by the pooled hash rate capacity. Before distribution, such entity will retain certain amount of cryptocurrencies as service fees. This could be interpreted as using cryptocurrencies as payment/settlement methods, or as currency in the market, which is prohibited by the above-mentioned regulations. In addition, the mining pool services of gathering hash rate capacities of miners to mine cryptocurrencies and distributing cryptocurrencies mined to miners might be perceived as providing intermediary services for cryptocurrencies, which would also be in violation of the 2017 Announcement. Therefore, from a compliance perspective, the mining pool business acquired by the Company should be conducted by an entity or entities registered outside of China.

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(3)

Also, as the Chinese government may tighten the regulation of cryptocurrencies and mining operations, we suggest that the mining pool business be conducted by an entity or entities registered outside of China.

Although the PRC Laws do not prohibit Chinese companies from engaging in mining pool business, it is possible that in the future, the Chinese government may tighten the regulation of cryptocurrencies and mining operations in China by issuing new laws, regulations or policies or interpreting existing laws, regulations or policies more broadly, which could have a material adverse effect on mining pool business in China. Therefore, we suggest that the BTC.com mining pool business be conducted by an entity or entities registered outside of China.

With respect to Issue H, we are of the opinion that the PRC Laws do not prohibit Chinese companies from engaging in cryptocurrency wallet business in China. However, if the entity providing the BTC.com wallet services charges any service fees from users in the form of cryptocurrencies or provide any services other than the typical receiving, storing and sending functions, such wallet business should be carried out by an entity or entities registered outside of China.

(1)	The PRC Laws do not prohibit cryptocurrency wallet business.

As discussed above in Section 1, Part VI above, the PRC Laws do not prohibit cryptocurrencies or mining operations. The PRC Laws do not prohibit cryptocurrency wallet business either. The Company may engage in cryptocurrency wallet business through its subsidiaries.

(2)

However, if the entity providing the BTC.com wallet services charges any service fees from users in the form of cryptocurrencies or provide any services other than the typical receiving, storing and sending functions, such wallet business should be carried out by an entity or entities registered outside of China.

As stated in Fact VII, the mining pool business of Bitdeer operated under BTC.com includes the cryptocurrency wallet of BTC.com. Upon a visit to the wallet, we noticed that the wallet has a function of using fiat money to purchase bitcoin, in addition to the receiving, storing and sending functions6.

As stated earlier, the 2017 Announcement provides that, all so-called token trading platforms should not provide pricing, information agency or other services for tokens or “virtual currencies”. In addition, the 2017 Announcement emphasizes that, “cryptocurrencies” are not issued by the monetary authority, which have no legal attributes like the legally repayable attribute and the mandatory attribute, have no equal legal standing as fiat currency, and cannot be circulated in the monetary market. If the BTC.com wallet provides exchange functions between fiat money and cryptocurrencies, or pricing or information intermediary services, or charge any service fees from users in the form of cryptocurrencies, the entity or entities engaged in such activities may be perceived as violating the above provisions. Therefore, the BTC.com wallet business should be carried out by an entity or entities registered outside of China.

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(3)

Also, as the Chinese government may tighten the regulation of cryptocurrencies and mining operations, we suggest that the BTC.com wallet business be conducted by an entity or entities registered outside of China.

Although the PRC Laws do not prohibit Chinese companies from engaging in cryptocurrency wallet business, it is possible that in the future, the Chinese government may tighten the regulation of cryptocurrencies in China by issuing new laws, regulations or policies or interpreting existing laws, regulations or policies more broadly, which could have a material adverse effect on wallet business. Therefore, we suggest that the BTC.com wallet business be conducted by an entity or entities registered outside of China.

VII.	Other Legal and Compliance Risks

In respect of the mining-related business of the Company (including mining operations, miner hosting business, mining pool business as well as other mining-related business in the future), we would like to draw your attention to the following legal and compliance risks in the process of business development:

1.	On September 22, 2020, President Xi Jinping put forward a new “Intended Nationally Determined Contributions” goal and long-term vision for addressing climate change at the General Debate of the Seventy-Fifth United Nations General Assembly. As stated by President Xi, China will increase its “Intended Nationally Determined Contributions” and adopt more effective policies. China will strive to peak carbon dioxide emissions before 2030 and strive to achieve carbon neutrality before 2060. At the 2020 Central Economic Work Conference, President Xi further pointed out that in terms of doing a good job in peak carbon dioxide emissions and carbon neutrality, it is necessary to make arrangements from the fundamental and source, accelerate the adjustment and optimization of the industrial structure and energy structure, vigorously develop new energy, and continue fighting the tough battle for pollution prevention and control. Under the aforementioned background, the mining industry may draw further government attention due to its huge power consumption. In particular, mining enterprises that cause serious carbon emissions may face restrictions or even be ordered to close down.

6 https://wallet.btc.com/#/wallet/buy/broker/simplex; last visited on April 7, 2021.

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2.

The 2017 Announcement states that: “‘Token Fundraising’ refers to a process where fundraisers distribute so-called ‘cryptocurrencies’ to investors who make financial contributions in the form of cryptocurrencies such as bitcoin and ether. By nature, it is an unapproved and illegal public financing activity, which involves financial crimes such as illegal distribution of financial tokens, illegal issuance of securities and illegal fundraising, financial fraud and pyramid sales.” The 2017 Announcement orders that: “All organizations and individuals are banned from engaging in illegal token fundraising activity”, “Starting from the date of this announcement, all so-called token fundraising and trading platforms should not engage in any exchange between any fiat currency and tokens or between ‘virtual currencies’, should not trade tokens or ‘virtual currencies’ or trade them as central counterparties, and should not provide pricing, information agency or other services for tokens or ‘virtual currencies’”. In addition, the 2017 Announcement orders that “All financial institutions and non-banking payment institutions should not conduct any business related to token trading”.

The 2017 Announcement and other relevant PRC Laws suggest that some of the important considerations for the Chinese government’s regulation of cryptocurrency and related industries are to maintain financial order, crack down on illegal financial acts and financial crimes, and protect individual investors. In China, the financial industry is a highly regulated industry. Although we do not believe that the mining operations, miner hosting business and mining pool business of the Company involve “illegal token fundraising activity”, such business could be considered by financial regulators as providing financial products or services in disguise, and thus would be subject to the supervision of financial regulators, particularly if there are such behaviors as distributing cryptocurrency to individual users in China after mining, providing “cloud mining” service (i.e. selling cloud computing power to the public for fiat money and promising to give cryptocurrency in return) or “cloud hosting” service (i.e. organizing the public to purchase mining machines in fiat money collectively, placing them in internet data centers and connecting them to mine pools for mining to obtain cryptocurrency) to individuals in China. It is highly advisable that the Company conduct a careful study and comprehensive analysis of future business models involving cryptocurrency from the perspective of compliance so as to avoid touching the red line of financial supervision.

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3.

China’s regulation of the financial market includes the regulation of marketing and promotion of financial products or financial services. Marketing and promotion of financial products or financial services requires approval of the regulatory authorities. If the cryptocurrency-related business of the Company is perceived by the regulatory authorities as providing financial products or financial services, the relevant marketing and promotion activities shall be carried out only after obtaining the approval of the regulatory authorities. Any marketing and promotional materials involving cryptocurrency or mining as well as your website involving such content, should be carefully checked from a compliance perspective to avoid illegal, false or misleading statements.

On November 19, 2020, the Intermediate People’s court of Yancheng City, Jiangsu Province issued the judgement (2020) Su 09 Xing Zhong No. 4887, upholding the original sentence of the crime of organizing and leading pyramid sales activities committed by certain defendants. In this case, the defendants committed the crime of pyramid sales activities by using internet as the medium, in the name of providing digital currency value-added services and for the purpose of pyramid sales. The case aroused wide attention in the cryptocurrency industry, as it triggered regulators to strengthen supervision of market promotion activities involving cryptocurrency carried out by internet platforms. The Company should be fully aware of such risk in its marketing and promotion and avoid violating the criminal law.

4.

The PRC Laws have become increasingly strict with regard to the protection of personal information and the cross-border transfer of data. The Company should strengthen the protection of users’ personal information collected by the Company and comply with the restrictions and requirements of the PRC Laws regarding cross-border data transfer, particularly if future business models involve providing services to Chinese individuals.

7 https://www.qcc.com/wenshuDetail/7ca95d46704c1f0215a707031b7c4c65.html; last visited on April 7, 2021.

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VIII.	Conclusions

1.

With respect to mining operations, the PRC Laws do not prohibit Chinese companies from engaging in mining operations. The production of cryptocurrencies by way of mining does not require any government approval or permit from a commodity production perspective. The cloud service arrangement between E-Sun Sky Computer and the Offshore Entity as outlined under the Cloud Service Agreement does not violate the PRC Laws. However, the Company should place its mining machines in licensed internet data centers that provide mining hosting services. Also, the Company should closely monitor policy adjustments applicable to the relevant industries and comply with regulatory changes.

2.

With respect to mining hosting business, the PRC Laws do not prohibit Chinese companies from engaging in miner hosting operations in China. However, the Company should closely monitor policy adjustments applicable to the relevant industries and comply with regulatory changes. A company engaged in miner hosting business should hold an IDC VAS license and a business license setting forth corresponding business scope. Each of the Three Lotto Entities holds the necessary IDC VAS license and a business license with corresponding business scope and may engage in miner hosting business subject to its approved scope of telecom services.

3.

With respect to mining pool business, the PRC Laws do not prohibit Chinese companies from engaging in mining pool business in China. However, based on our understanding of the mining pool business of Bitdeer operated under BTC.com, such business should be carried out by an entity or entities registered outside of China.

With respect to cryptocurrency wallet business, the PRC Laws do not prohibit Chinese companies from engaging in cryptocurrency wallet business in China. However, if the entity providing the BTC.com wallet services charges any service fees from users in the form of cryptocurrencies or provide any services other than the typical receiving, storing and sending functions, such wallet business should be carried out by an entity or entities registered outside of China.

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Exhibit 1  Excerpts of relevant PRC Laws

1. Circular of the People’s Bank of China, the Ministry of Industry and Information Technology, the China Banking Regulatory Commission, the China Securities Regulatory Commission, and the China Insurance Regulatory Commission on Guarding against Bitcoin Risks issued on December 3, 2013:

“I. Correctly understand the nature of bitcoin

There are four major features of bitcoin: no central issuer, limited total amount, no geographical limit in use and anonymity. Despite being called a ‘currency’, bitcoin is not a currency in real sense given the fact that it is not issued by currency authorities and does not possess the legal status of being compulsorily used and accepted. Judged from its nature, bitcoin should be regarded as a specific virtual commodity: it does not possess the status of a legal currency, and cannot and should not be circulated in market as a currency.”

2.Announcement of the People’s Bank of China, the Office of the Central Cyberspace Security and Informatization Leading Group, the Ministry of Industry and Information Technology, the State Administration for Industry and Commerce, the China Banking Regulatory Commission, the China Securities Regulatory Commission and the China Insurance Regulatory Commission on Preventing Token Fundraising Risks issued on September 4, 2017:

“I. Understand the true nature of token fundraising

‘Token Fundraising’ refers to a process where fundraisers distribute so-called ‘cryptocurrencies’ to investors who make financial contributions in the form of cryptocurrencies such as bitcoin and ether. By nature, it is an unapproved and illegal public financing activity, which involves financial crimes such as illegal distribution of financial tokens, illegal issuance of securities and illegal fundraising, financial fraud and pyramid sales…

The tokens or ‘cryptocurrencies’ that are distributed during token fundraising are not issued by the monetary authority, which have no legal attributes like the legally repayable attribute and the mandatory attribute, have no equal legal standing as fiat currency, and cannot be circulated in the monetary market.

II. All organizations and individuals are banned from engaging in illegal token fundraising activity…

III. Strengthen the administration of token fundraising and trading platforms

Starting from the date of this Announcement, all so-called token fundraising and trading platforms should not engage in any exchange between any fiat currency and tokens or between ‘virtual currencies’, should not trade tokens or ‘virtual currencies’ or trade them as central counterparties, and should not provide pricing, information agency or other services for tokens or ‘virtual currencies’…

IV. All financial institutions and non-banking payment institutions should not conduct any business related to token trading

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Financial institutions and non-banking payment institutions should not provide products or services such as account opening, registration, trading, clearing and settlement for token fundraisings and ‘virtual currencies’, and should not underwrite insurance associated with tokens and ‘virtual currencies’ or include tokens and ‘virtual currencies’ in their insurance liability scope…”

3.PRC Civil Code, effective on January 1, 2021:

Article 127: “Where laws contain provisions in respect of the protection of data and network virtual property, such provisions shall apply.”

4.Guidance Catalogue of Industry Structural Adjustment (Draft for Comment), invalid:

“Virtual currency ‘mining’ operations (the production process of bitcoin and other virtual currencies) are included in the category of outdated process that should be eliminated.”

5.Guidance Catalogue of Industry Structural Adjustment (2019 Edition) promulgated by the National Development and Reform Commission:

“If any process, technology, products or equipment is not in compliance with (a) the Law of the People’s Republic of China on Prevention and Control of Atmospheric Pollution, the Law of the People’s Republic of China on Prevention and Control of Water Pollution, the Law of the People’s Republic of China on Prevention and Control of Environmental Pollution Caused by Solid Wastes, the Energy Conservation Law of the People’s Republic of China, the Work Safety Law of the People’s Republic of China, the Product Quality Law of the People’s Republic of China, the Land Administration Law of the People’s Republic of China, the Law of the People’s Republic of China on Prevention & Control of Occupational Diseases or other laws and regulations, (b) national mandatory standards for safety, environmental protection, energy consumption and quality, or (c) the requirements of international environmental conventions or other requirements, they should be restricted or eliminated.”8

6.Catalogue of Classes of Telecommunication Business, amended by the Ministry of Industry and Information Industry on June 6, 2019:

B11 Internet data center services: “Internet data center (IDC) services refer to (i) the placement, agency maintenance, system configuration and management services provided for customers’ servers or other internet/network-related equipment in the form of outsource lease, by utilizing corresponding computer room facilities; (ii) the lease of database systems, servers and other equipment and the storage space of such equipment; (iii) the lease of communication lines and export bandwidth on an agency basis, and (iv) other application services.

8 Consolidated language, not exact excerpts.

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Operators of IDC services shall provide machine rooms and corresponding supporting facilities, and put in place safety control measures.

IDC services also include Internet resource collaboration services. Internet resource collaboration services refer to the data storage, Internet application development environment, Internet application deployment, operation and management services provided for users through the Internet or other network-related means featuring availability at any time, use as needed, expansion at any time and collaborative sharing, and by virtue of the equipment and resources established on the data center.”

7.Administrative Measures for Telecommunications Business Operating License, effective on September 1, 2017:

Article 18: “Upon approval by the issuing authorities, a telecommunications business operator may authorize a company in which it holds not less than 51% of shares (include direct holding and indirect holding) which satisfy the criteria for undertaking of telecommunications business, to operate the telecommunications business for which it has obtained approval. The issuing authorities shall state in the business permit of the telecommunications business operator, the names of the authorized company, its legal representative, type of business, scope of business coverage etc.

A company which has obtained approval for operation of cross-locality basic telecommunications business shall not authorize two or more companies in a locality to operate the same basic telecommunications business.”

8.Notice on Regulating Business Activities in the Cloud Services Market (Draft for Comment):

Article 1: “According to the Catalogue of Classes of Telecommunication Business, ‘Cloud Services’ in this Notice refers to the internet resource collaboration services under the internet data center (IDC) services category.”

9.Enterprise Income Tax Law of the People’s Republic of China, amended and effective on December 29, 2018:

Article 41: “Where business dealings between an enterprise and its interested parties fail to comply with the independent transaction principle, and reductions are made to the taxable income or the amount of income of the enterprise or its interested parties, the tax authorities have the power to make adjustments in accordance with a reasonable method…”

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Exhibit 2  Shareholding structure showing that the Company indirectly holds 100% shares of E-Sun Sky Computer and E-Sun Sky Computer controls Shenzhen E-Sun Sky Network through contractual arrangements

(Based on information provided by the Company)

BIT Mining Limited (Cayman)
100%
Fine Brand Limited (BVI)
100%
500wan HK Limited (Hong Kong)
Offshore
Onshore
100%
E-Sun Sky Computer (Shenzhen) Co., Ltd.
VIE Control
Shenzhen E-Sun Network Co., Ltd.
100%
Shenzhen E-Sun Sky Network Technology Co., Ltd.

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Exhibit 3  Shareholding structure showing Loto Interactive controls Ganzi Changhe, Sichuan Lecai and Chengdu Yilaike through contractual arrangements

(Based on information provided by the Company)

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Exhibit 4  Copies of IDC VAS Licenses held by Sichuan Lecai, Ganzi Changhe and Chengdu Yilaike

中华人民共和国
增值电信业务经营许可证

经营许可证编号: B1-20193694

根据《中华人民共和国电信条例》及国家有关规定，经审查，准许你公司按照本经营许可证（正文和附件）载明的内容经营增值电信业务，特颁发跨地区增值电信业务经营许可证。

公 司 名 称:四川省乐彩云天网络科技有限公司

法定代表人:刘自华

业 务 种 类（服 务 项 目）及覆盖范围: 互联网数据中心业务（不含互联网资源协作服务）机房所在地为呼和浩特、甘孜、昆明、西宁、乌鲁木齐

发证机关(盖章):

中华人民共和国工业和信息化部

发 证 日 期: 2019年 08月 02日

有 效 期 至: 2024年 08月 02日

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中华人民共和国
增值电信业务经营许可证

经营许可证编号:川B1-20200324

根据《中华人民共和国电信条例》及国家有关规定，经审查，准许你公司按照本经营许可证（正文和附件）载明的内容经营增值电信业务，特颁发增值电信业务经营许可证。

公 司 名 称:甘孜州长河水电消纳服务有限公司

法定代表人:邓晓琴

业 务 种 类（服务项目）及覆盖范围:互联网数据中心业务（仅限互联网资源协作服务）
机房所在地为甘孜藏族自治州

四川省通信管理局

发证机关(盖章):

发 证 日 期: 2020年05 月25 日

有 效 期 至: 2025年05 月25 日

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中华人民共和国
增值电信业务经营许可证

经营许可证编号: B1-20194505

根据《中华人民共和国电信条例》及国家有关规定，经审查，准许你公司按照本经营许可证（正文和附件）载明的内容经营增值电信业务，特颁发跨地区增值电信业务经营许可证。

公 司 名 称:成都伊莱科科技有限公司

法定代表人:张娇

业 务 种 类（服 务 项 目）及 覆 盖 范 围:互联网数据中心业务（不含互联网资源协作服务）机房所在地为呼和浩特、雅安、昆明、西宁、乌鲁木齐

发证机关(盖章):

中华人民共和国工业和信息化部

发 证 日 期: 2019年 08月 16日

有 效 期 至: 2024年 08月 16日

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Exhibit 5  Owners and operators of Daxing Data Center, Huangjinping Data Center and Changheba Data Center

Project Name	Owner	Operator
Daxing Data Center	Chengdu Skying	Chengdu Yilaike
Daxing Data Center	Loto Interactive (Shenzhen)	Sichuan Lecai
Changheba Data Center	Ganzi Changhe	Ganzi Changhe